EXHIBIT 99.1
                                                                    ------------

                                                                   PRESS RELEASE


                SEACOR HOLDINGS ANNOUNCES FOURTH QUARTER RESULTS



Fort Lauderdale, Florida
February 19, 2008

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net income for the fourth quarter ended December 31, 2007 of $67.9 million, or $2.62 per diluted share, on operating revenues of $363.1 million. For the twelve months ended December 31, 2007, net income was $241.6 million, or $9.04 per diluted share, on operating revenues of $1,359.2 million.

For the fourth quarter ended December 31, 2006, net income was $58.4 million, or $2.12 per diluted share, on operating revenues of $337.2 million. For the twelve months ended December 31, 2006, net income was $234.4 million, or $8.44 per diluted share, on operating revenues of $1,323.4 million.

For the preceding quarter ended September 30, 2007, net income was $70.3 million, or $2.66 per diluted share, on operating revenues of $360.0 million.

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating income in the fourth quarter was $66.1 million on operating revenues of $170.4 million compared to operating income of $70.3 million on operating revenues of $179.6 million in the preceding quarter. Fourth quarter results included gains on asset dispositions of $22.5 million compared to $13.2 million in the preceding quarter.

The number of days available for charter in the fourth quarter decreased by 366, or 2.1%, due to a net reduction in fleet count. Overall average day rates increased from $11,769 to $12,262 per day. Overall utilization decreased from 83.6% to 75.8%, primarily due to a softening of the shelf market in the U.S. Gulf of Mexico and increased out-of-service time for vessels undergoing drydocking and repairs.

Operating expenses in the fourth quarter were higher, primarily due to increased regulatory drydocking activity, higher repair and insurance costs, and increased costs to charter-in third party vessels. Payroll related expenses were lower, primarily due to a $3.9 million pension charge in the prior quarter for the United Kingdom Merchant Navy Officers Pension Fund.

MARINE TRANSPORTATION SERVICES - Marine Transportation Services reported an operating loss in the fourth quarter of $6.5 million on operating revenues of $31.8 million compared to an operating loss of $2.2 million on operating revenues of $27.7 million in the preceding quarter.

Operating results were negatively impacted by one vessel being off-hire for 31 days while undergoing a regulatory drydocking and by another vessel being off-hire for 49 days while completing a retrofit to a double-hull configuration before returning to service in November. These two vessels accounted for operating losses of $11.1 million in the fourth quarter.

Operating revenues and operating expenses were higher in the fourth quarter due to two vessels being contracted to transport grain cargos under the World Food Program before being sold in January 2008. These vessels accounted for operating losses of $1.6 million in the fourth quarter.

INLAND RIVER SERVICES - Operating income in the fourth quarter was $34.4 million on operating revenues of $33.9 million compared to operating income of $12.0 million on operating revenues of $32.7 million in the preceding quarter. Fourth quarter results included gains on asset dispositions of $22.7 million compared to $1.6 million in the preceding quarter.

Excluding the impact of gains on asset dispositions, operating income was $1.3 million higher in the fourth quarter primarily due to lower equipment maintenance costs in the unit tow liquid cargo business. Operating income in the dry cargo fleet was slightly lower due to a reduction in charter-out activity following the sale of barges to third parties.

AVIATION SERVICES - Operating income in the fourth quarter was $2.0 million on operating revenues of $51.3 million compared to operating income of $13.5 million on operating revenues of $62.4 million in the preceding quarter. Fourth quarter results included gains on asset dispositions of $2.0 million compared to $4.3 million in the preceding quarter.

The decrease in operating income from flight operations was primarily due to lower activity from seasonal contracts and flightseeing operations in Alaska, which were inactive in the fourth quarter, and a decrease in flight hours in the U.S. Gulf of Mexico due to a reduction in drilling activity. In addition, the air medical services business experienced a reduction in operating income primarily due to fewer patient transfers.

ENVIRONMENTAL SERVICES - Operating income in the fourth quarter was $10.0 million on operating revenues of $55.9 million compared to operating income of $5.0 million on operating revenues of $42.3 million in the preceding quarter. The increase in operating income was primarily due to the impact of a major spill response event in California during the fourth quarter.

ADMINISTRATIVE AND GENERAL - Expenses in the fourth quarter were $5.2 million higher than in the previous quarter, primarily due to increased accruals for management bonuses, relocation and severance expenses and additional reserves for doubtful accounts.

DERIVATIVES - Derivative gains were $5.7 million in the fourth quarter compared to gains of $5.2 million in the preceding quarter primarily as a result of foreign currency forward contracts.

MARKETABLE SECURITY TRANSACTIONS - Marketable security losses were $1.2 million in the fourth quarter compared to gains of $12.0 million in the preceding quarter.

EQUITY IN EARNINGS OF 50% OR LESS OWNED COMPANIES - Equity in earnings from joint ventures was $8.6 million in the fourth quarter compared to equity in earnings of $3.2 million in the preceding quarter. During the fourth quarter the Company disposed of its interest in certain South American offshore marine services joint ventures resulting in earnings of $5.0 million, net of tax.

CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of December 31, 2007 consisted primarily of marine service vessels, harbor tugs, helicopters and barges and totaled $462.0 million, of which $332.4 million is payable in 2008, with the remaining balance payable through 2010. Of these commitments, approximately $86.0 million may be terminated without further liability other than the payment of liquidated damages of $7.3 million in the aggregate. Subsequent to the end of the year, the Company committed to purchase additional equipment for $6.2 million and sold a purchase contract reducing its unfunded capital commitments by $6.4 million. As of December 31, 2007, the Company held balances of Cash, Cash Equivalents, Restricted Cash, Available-for-sale Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $1,001.7 million.









                                    * * * * *

SEACOR is a global provider of marine support and transportation services, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, aviation services, environmental services, and offshore and harbor towing services. SEACOR is focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, industry fleet capacity, consolidation of our customer base, the ongoing need to replace aging vessels and aircraft, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, changes in foreign and domestic oil and gas exploration and production activity, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality on Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, future phase-out of Marine Transportation Services' double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services' ability to comply with such regulation and other governmental regulation, changes in National Response Corporations' Oil Spill Removal Organization classification, liability in connection with providing spill response services, effects of adverse weather and river conditions and seasonality on Inland River Services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services'
operations, adequacy of insurance coverage, compliance with government regulation, including environmental laws and regulations, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the following should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in
Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which is incorporated by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 627-6380 or visit SEACOR's website at www.seacorholdings.com.

                                          SEACOR HOLDINGS INC.
                               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                            (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                    DECEMBER 31,                  DECEMBER 31,
                                            --------------------------    --------------------------
                                                2007           2006           2007           2006
                                            -----------    -----------    -----------    -----------
Operating Revenues                          $   363,090    $   337,183    $ 1,359,230    $ 1,323,445
                                            -----------    -----------    -----------    -----------

Costs and Expenses:
  Operating                                     230,935        189,799        832,403        743,200
  Administrative and general                     42,097         35,522        147,317        130,760
  Depreciation and amortization                  39,934         40,159        154,307        166,714
                                            -----------    -----------    -----------    -----------
                                                312,966        265,480      1,134,027      1,040,674
                                            -----------    -----------    -----------    -----------

Gains on Asset Dispositions and
  Impairments, Net                               48,315         20,957        122,572         77,977
                                            -----------    -----------    -----------    -----------

Operating Income                                 98,439         92,660        347,775        360,748
                                            -----------    -----------    -----------    -----------

Other Income (Expense):
  Interest income                                10,219         11,492         45,173         37,993
  Interest expense                              (13,129)       (13,457)       (49,360)       (53,679)
  Derivative gains, net                           5,738          3,258         10,835          6,343
  Foreign currency gains, net                        44            332            230          2,358
  Marketable security losses, net                (1,233)        (6,626)        (3,391)        (9,003)
  Other, net                                        109            207            (11)           947
                                            -----------    -----------    -----------    -----------
                                                  1,748         (4,794)         3,476        (15,041)
                                            -----------    -----------    -----------    -----------
Income Before Income Tax Expense,
  Minority Interest in (Income) Loss of
  Subsidiaries and Equity In Earnings
  (Losses) of 50% or Less Owned Companies       100,187         87,866        351,251        345,707
Income Tax Expense                               41,054         28,949        130,441        125,120
                                            -----------    -----------    -----------    -----------
Income Before Minority Interest in
  (Income) Loss of Subsidiaries and
  Equity in Earnings (Losses) of 50% or
  Less Owned Companies                           59,133         58,917        220,810        220,587
Minority Interest in (Income) Loss of
  Subsidiaries                                      182           (367)        (1,227)        (1,005)
Equity in Earnings (Losses) of 50% or
  Less Owned Companies                            8,633           (195)        22,065         14,812
                                            -----------    -----------    -----------    -----------
Net Income                                  $    67,948    $    58,355    $   241,648    $   234,394
                                            ===========    ===========    ===========    ===========

Basic Earnings Per Common Share             $      2.99    $      2.40    $     10.26    $      9.52

Diluted Earnings Per Common Share           $      2.62    $      2.12    $      9.04    $      8.44

Weighted Average Common Shares
  Outstanding:
  Basic                                          22,738         24,311         23,548         24,634
  Diluted                                        26,439         28,053         27,267         28,350


                                              SEACOR HOLDINGS INC.
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                     THREE MONTHS ENDED
                                               -------------------------------------------------------------
                                                DEC. 31,     SEP. 30,     JUN. 30,     MAR. 31,     DEC. 31,
                                                  2007         2007         2007         2007         2006
                                               ---------    ---------    ---------    ---------    ---------
Operating Revenues                             $ 363,090    $ 359,923    $ 325,454    $ 310,763    $ 337,183
                                               ---------    ---------    ---------    ---------    ---------

Costs and Expenses:
   Operating                                     230,935      213,992      198,818      188,658      189,799
   Administrative and general                     42,097       36,883       33,937       34,400       35,522
   Depreciation and amortization                  39,934       37,443       38,055       38,875       40,159
                                               ---------    ---------    ---------    ---------    ---------
                                                 312,966      288,318      270,810      261,933      265,480
                                               ---------    ---------    ---------    ---------    ---------
Gains on Asset Dispositions and Impairments,
   Net                                            48,315       19,560       42,540       12,157       20,957
                                               ---------    ---------    ---------    ---------    ---------
Operating Income                                  98,439       91,165       97,184       60,987       92,660
                                               ---------    ---------    ---------    ---------    ---------

Other Income (Expense):
     Interest income                              10,219       11,274       11,456       12,224       11,492
     Interest expense                            (13,129)     (10,855)     (12,108)     (13,268)     (13,457)
   Derivative gains (losses), net                  5,738        5,221         (254)         130        3,258
   Foreign currency gains (losses), net               44          316          460         (590)         332
   Marketable security gains (losses), net        (1,233)      11,960       (9,430)      (4,688)      (6,626)
   Other, net                                        109         (716)         639          (43)         207
                                               ---------    ---------    ---------    ---------    ---------
                                                   1,748       17,200       (9,237)      (6,235)      (4,794)
                                               ---------    ---------    ---------    ---------    ---------
Income Before Income Tax Expense, Minority
   Interest in (Income) Loss of Subsidiaries
   and Equity In Earnings (Losses) of 50% or
   Less Owned Companies                          100,187      108,365       87,947       54,752       87,866
Income Tax Expense                                41,054       40,339       30,206       18,842       28,949
                                               ---------    ---------    ---------    ---------    ---------
Income Before Minority Interest in (Income)
   Loss of Subsidiaries and Equity in
   Earnings (Losses) of 50% or Less Owned
   Companies                                      59,133       68,026       57,741       35,910       58,917
Minority Interest in (Income) Loss of
   Subsidiaries                                      182         (927)        (304)        (178)        (367)
Equity in Earnings (Losses) of 50% or Less
   Owned Companies                                 8,633        3,183        7,829        2,420         (195)
                                               ---------    ---------    ---------    ---------    ---------
Net Income                                     $  67,948    $  70,282    $  65,266    $  38,152    $  58,355
                                               =========    =========    =========    =========    =========

Basic Earnings Per Common Share                $    2.99    $    3.02    $    2.73    $    1.57    $    2.40

Diluted Earnings Per Common Share              $    2.62    $    2.66    $    2.41    $    1.40    $    2.12

Weighted Average Common Shares Outstanding:
   Basic                                          22,738       23,234       23,886       24,354       24,311
   Diluted                                        26,439       26,905       27,582       28,077       28,053
Common Shares Outstanding at Period End           22,575       23,157       23,895       24,181       24,519


                                               SEACOR HOLDINGS INC.
                                    OPERATING INCOME (LOSS) BY LINE OF BUSINESS
                                             (IN THOUSANDS, UNAUDITED)

                                                            THREE MONTHS ENDED
                                       -------------------------------------------------------------
                                        DEC. 31,     SEP. 30,     JUN. 30,     MAR. 31,     DEC. 31,
                                          2007         2007         2007         2007         2006
                                       ---------    ---------    ---------    ---------    ---------
OFFSHORE MARINE SERVICES
------------------------
Operating Revenues                     $ 170,430    $ 179,618    $ 171,442    $ 170,928    $ 174,753
                                       ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                              97,534       95,345       88,596       92,999       82,988
   Administrative and general             13,855       13,137       11,893       13,023       13,101
   Depreciation and amortization          15,415       14,069       14,515       16,524       17,239
                                       ---------    ---------    ---------    ---------    ---------
                                         126,804      122,551      115,004      122,546      113,328
                                       ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions               22,472       13,222       38,546        8,294       13,797
                                       ---------    ---------    ---------    ---------    ---------
Operating Income                       $  66,098    $  70,289    $  94,984    $  56,676    $  75,222
                                       =========    =========    =========    =========    =========

MARINE TRANSPORTATION SERVICES
------------------------------
Operating Revenues                     $  31,827    $  27,730    $  25,924    $  30,556    $  34,408
                                       ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                              27,781       19,207       22,865       20,849       20,941
   Administrative and general              1,737        1,150        1,236        1,186        1,096
   Depreciation and amortization           8,764        9,536        9,790       10,158       10,159
                                       ---------    ---------    ---------    ---------    ---------
                                          38,282       29,893       33,891       32,193       32,196
                                       ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions                 --           --           --           --           --
                                       ---------    ---------    ---------    ---------    ---------
Operating Income (Loss)                $  (6,455)   $  (2,163)   $  (7,967)   $  (1,637)   $   2,212
                                       =========    =========    =========    =========    =========

INLAND RIVER SERVICES
---------------------
Operating Revenues                     $  33,850    $  32,656    $  28,020    $  26,722    $  37,841
                                       ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                              15,863       16,234       13,056       12,305       16,752
   Administrative and general              2,076        1,753        2,101          877        1,330
   Depreciation and amortization           4,220        4,256        4,332        3,499        3,755
                                       ---------    ---------    ---------    ---------    ---------
                                          22,159       22,243       19,489       16,681       21,837
                                       ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions               22,726        1,592        2,622        3,622           84
                                       ---------    ---------    ---------    ---------    ---------
Operating Income                       $  34,417    $  12,005    $  11,153    $  13,663    $  16,088
                                       =========    =========    =========    =========    =========

AVIATION SERVICES
-----------------
Operating Revenues                     $  51,296    $  62,449    $  55,861    $  45,433    $  38,858
                                       ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                              38,156       41,647       41,212       36,225       32,818
   Administrative and general              5,315        4,590        4,439        4,521        3,880
   Depreciation and amortization           7,866        7,015        6,601        6,079        5,847
                                       ---------    ---------    ---------    ---------    ---------
                                          51,337       53,252       52,252       46,825       42,545
                                       ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions                1,996        4,304        1,505          227        7,065
                                       ---------    ---------    ---------    ---------    ---------
Operating Income (Loss)                $   1,955    $  13,501    $   5,114    $  (1,165)   $   3,378
                                       =========    =========    =========    =========    =========

ENVIRONMENTAL SERVICES
----------------------
Operating Revenues                     $  55,879    $  42,287    $  32,168    $  26,492    $  40,762
                                       ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating                              36,623       30,316       23,605       20,753       29,931
   Administrative and general              7,755        5,931        4,323        5,301        5,101
   Depreciation and amortization           1,748        1,096        1,100          909        1,153
                                       ---------    ---------    ---------    ---------    ---------
                                          46,126       37,343       29,028       26,963       36,185
                                       ---------    ---------    ---------    ---------    ---------

Gains (Losses) on Asset Dispositions         249           75         (133)         (16)          11
                                       ---------    ---------    ---------    ---------    ---------
Operating Income (Loss)                $  10,002    $   5,019    $   3,007    $    (487)   $   4,588
                                       =========    =========    =========    =========    =========

                                          SEACOR HOLDINGS INC.
                         OPERATING INCOME (LOSS) BY LINE OF BUSINESS (CONTINUED)
                                        (IN THOUSANDS, UNAUDITED)


                                                              THREE MONTHS ENDED
                                           --------------------------------------------------------
                                           DEC. 31,    SEP. 30,    JUN. 30,    MAR. 31,    DEC. 31,
                                              2007        2007        2007        2007        2006
                                           --------    --------    --------    --------    --------
HARBOR AND OFFSHORE TOWING SERVICES
-----------------------------------
Operating Revenues                         $ 13,461    $ 12,351    $ 12,538    $ 11,682    $ 11,632
                                           --------    --------    --------    --------    --------
Costs and Expenses:
   Operating                                  8,053       8,797      10,003       6,568       7,252
   Administrative and general                 1,882       1,769       1,999       2,182       2,089
   Depreciation and amortization              1,714       1,264       1,264       1,264       1,264
                                           --------    --------    --------    --------    --------
                                             11,649      11,830      13,266      10,014      10,605
                                           --------    --------    --------    --------    --------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                            --          (100)       --            30        --
                                           --------    --------    --------    --------    --------
Operating Income (Loss)                    $  1,812    $    421    $   (728)   $  1,698    $  1,027
                                           ========    ========    ========    ========    ========

OTHER
-----
Operating Revenues                         $  6,338    $  3,058    $    204    $   --      $   --
                                           --------    --------    --------    --------    --------
Costs and Expenses:
   Operating                                  6,902       2,646         174           9        --
   Administrative and general                   874         333         207           3        --
   Depreciation and amortization               --          --          --          --          --
                                           --------    --------    --------    --------    --------
                                              7,776       2,979         381          12        --
                                           --------    --------    --------    --------    --------

Gains on Asset Dispositions                     873         467        --          --          --
                                           --------    --------    --------    --------    --------
Operating Income (Loss)                    $   (565)   $    546    $   (177)   $    (12)   $   --
                                           ========    ========    ========    ========    ========

CORPORATE AND ELIMINATIONS
--------------------------
Operating Revenues                         $      9    $   (226)   $   (703)   $ (1,050)   $ (1,071)
                                           --------    --------    --------    --------    --------
Costs and Expenses:
   Operating                                     23        (200)       (693)     (1,050)       (883)
   Administrative and general                 8,603       8,220       7,739       7,307       8,925
   Depreciation and amortization                207         207         453         442         742
                                           --------    --------    --------    --------    --------
                                              8,833       8,227       7,499       6,699       8,784
                                           --------    --------    --------    --------    --------

Losses on Asset Dispositions                     (1)       --          --          --          --
                                           --------    --------    --------    --------    --------
Operating Loss                             $ (8,825)   $ (8,453)   $ (8,202)   $ (7,749)   $ (9,855)
                                           ========    ========    ========    ========    ========